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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the inclusion in this Form S-1 Registration Statement Amendment Number 6 of:

  •
  Our report dated July 21, 2011, relating to our audit of the consolidated financial statements of Bonanza Creek Energy, Inc. as of December 31, 2010 and for the period from inception (December 23, 2010) to December 31, 2010.

  •
  Our report dated July 21, 2011, relating to our audit of the consolidated financial statements of Bonanza Creek Energy Company, LLC as of December 23, 2010 and December 31, 2009, and for the period January 1, 2010 to December 23, 2010 and the years ended December 31, 2009 and 2008.

  •
  Our report dated July 21, 2011 relating to our audit of the financial statements of Holmes Eastern Company, LLC as of December 23, 2010 and December 31, 2009, and for the period January 1, 2010 to December 23, 2010 and the period from inception (May 1, 2009) to December 31, 2009.

        We also consent to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

Hein & Associates LLP

Denver, Colorado
December 2, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM